As filed with the Securities and Exchange Commission on November 13, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BLACK & DECKER CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-0248090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 East Joppa Road

Towson, Maryland 21286

(410) 716-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Fenton, Esquire

Senior Vice President and General Counsel

The Black & Decker Corporation

701 East Joppa Road

Towson, Maryland 21286

(410) 716-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher R. Johnson, Esquire Miles & Stockbridge P.C. 10 Light Street Baltimore, Maryland 21202 (410) 385-3532 (410) 385-3700 (fax)	Jeremiah L. Thomas, III, Esquire Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000 (212) 455-2502 (fax)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/Amount of registration fee
Debt Securities	(1)

(1)	An indeterminate aggregate initial offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS

DEBT SECURITIES

The Black & Decker Corporation may offer debt securities from time to time, in one or more offerings. This prospectus provides a general description of these securities that we may offer and the general manner in which we will offer them.

Each time we offer debt securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer these securities.

You should carefully read this prospectus and the applicable prospectus supplement prior to investing in our debt securities.

We may offer and sell the debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in our debt securities involves certain risks. You should carefully review the risk factors under the caption “ Risk Factors” included in this prospectus beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debt securities to be distributed pursuant to this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, under the “shelf registration” process. Under this shelf registration process, we may, from time to time, sell debt securities described in this prospectus in one or more offerings. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The registration statement and its exhibits can be obtained from the SEC, as indicated under the heading “Where You Can Find More Information.” This prospectus provides you with only a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of an offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates on their front covers or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act in this prospectus, and, in accordance with the Exchange Act, we file reports, proxy and information statements, and other documents with the SEC. The public may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

We also make available free of charge on or through our Internet website (http://www.bdk.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our Corporate Governance Policies and Procedures Statement is available free of charge on or through our Internet website (http://www.bdk.com) or in print by calling (800) 992-3042 or (410) 716-2914. This statement contains charters of the standing committees of the Board of Directors, the Code of Ethics and Standards of Conduct, and the Code of Ethics for Senior Financial Officers.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the documents set forth below that we previously filed with the SEC, excluding information and exhibits deemed furnished (but not filed) pursuant to Item 2.02, Item 7.01 or Item 9.01 of any Form 8-K listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 15, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2006, July 2, 2006 and October 1, 2006, filed with the SEC on May 12, 2006, August 10, 2006 and November 9, 2006, respectively;

•	our Current Reports on Form 8-K filed on January 5, 2006, April 19, 2006, April 21, 2006 and November 9, 2006; and

•	any information we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

You, including any beneficial owner, may request copies of these filings at no cost by writing or calling us at The Black & Decker Corporation, 701 East Joppa Road, Towson, Maryland 21286, Attention: Corporate Affairs, (800) 992-3042.

As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2005, we were required to adopt Financial Accounting Standards Board SFAS No. 123R (SFAS No. 123R), Share-Based Payment, effective January 1, 2006. SFAS No. 123R requires us to expense share-based payments, including employee stock options, based on their fair value. SFAS No. 123R permits public companies to adopt its requirements using one of two methods. We adopted SFAS No. 123R effective January 1, 2006, using the modified retrospective method of adoption. The modified retrospective method of adoption permits entities to restate all prior periods presented based on the amounts previously recognized under SFAS No. 123, Accounting for Stock-Based Compensation, for purposes of pro forma disclosure. As permitted by SFAS No. 123, we previously accounted for share-based payments to employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, using the intrinsic value method and, as such, generally recognized no compensation expense for employee stock options.

Also, as discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, we assess the performance of our reportable business segments based upon a number of factors, including segment profit. For segment reporting purposes, elements of segment profit and certain other segment data are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the translation of elements of segment profit and certain other segment data at the current year’s budgeted rates of exchange. We have updated our segment data for prior periods to reflect the translation of elements of segment profit and certain other segment data at the budgeted rates of exchange for 2006. Further, our measure of segment profit includes the allocation of share-based compensation. Accordingly, segment data for prior periods has been restated to reflect such allocation of share-based payments in connection with our adoption of SFAS No. 123R under the modified retrospective method.

We filed a Current Report on Form 8-K on November 9, 2006, to update the following information contained in our Annual Report on Form 10-K for the year ended December 31, 2005, to reflect the adoption of

SFAS No. 123R using the modified retrospective method and the presentation of segment data to reflect the translation of segment information at our budgeted rates of exchange for 2006:

•	Part II — Item 6. Selected Financial Data

•	Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II — Item 8. Financial Statements and Supplementary Data

•	Part IV — Item 15.(c) Financial Statement Schedules

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995, which we refer to as the Reform Act, provides a safe harbor for forward-looking statements made by or on behalf of us. We and our representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in our filings with the SEC incorporated by reference into this prospectus. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Exchange Act and that are intended to come within the safe harbor protection provided by those sections. All statements addressing operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

By their nature, all forward-looking statements involve risk and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons, including but not limited to the factors discussed under the caption “Risk Factors” included in this prospectus and under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2006. You are cautioned not to place undue reliance on any forward-looking statements.

The risk factors identified in this prospectus and in the aforementioned reports are not exhaustive. There can be no assurance that we have correctly identified and appropriately assessed all factors affecting our business or that the publicly available and other information with respect to these matters is complete and correct. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely impact our business. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations.

RISK FACTORS

Before you purchase debt securities offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2006 and those described below. You should carefully consider these risk factors together with all other information included in this prospectus and the applicable prospectus supplement before you decide to invest in the debt securities.

If An Active Trading Market Does Not Develop For The Debt Securities, You May Be Unable To Sell The Debt Securities Or To Sell Them At A Price You Deem Sufficient.

The debt securities will be new securities for which there is no established trading market. We do not intend to list the debt securities on any exchange. We cannot give you any assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their debt securities; or

•	the price at which holders would be able to sell their debt securities.

Even if a trading market develops, the debt securities may trade at higher or lower prices than their principal amount or purchase price depending on many factors including:

•	prevailing interest rates;

•	the number of holders of the particular series or offering of the debt securities;

•	the interest of securities dealers in making a market for the particular series or offering of the debt securities;

•	the market for similar debt securities;

•	our financial performance; and

•	our creditworthiness.

Underwriters and agents may from time to time make a market in the debt securities but are not obligated to do so and may discontinue making a market in the debt securities at any time without notice.

The Covenants In The Indenture Do Not Limit Our Ability To Incur Debt; If We Incur Substantial Additional Debt, These Higher Levels Of Debt May Affect Our Creditworthiness.

The indenture does not restrict our ability to incur indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our creditworthiness.

The Covenants In The Indenture Do Not Require Us To Repurchase Or Redeem The Debt Securities Upon A Change In Control Of Us Or Other Events Involving Us That May Affect Our Creditworthiness.

The indenture does not require us to repurchase or redeem or otherwise modify the terms of the debt securities upon a change in control of us or other events involving us that may affect our creditworthiness. These events include:

•	a consolidation, merger, sale of assets or other similar transaction;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

THE BLACK & DECKER CORPORATION

Incorporated in Maryland in 1910, we are a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products and technology-based fastening systems. With products and services marketed in over 100 countries, we enjoy worldwide recognition of our strong brand names and a superior reputation for quality, design, innovation and value.

We are one of the world’s leading producers of power tools, power tool accessories, and residential security hardware, and our product lines hold leading market share positions in these industries. We are also a major global supplier of engineered fastening and assembly systems. We are one of the leading producers of faucets in North America. These assertions are based on total volume of sales of products compared to the total market for those products and are supported by market research studies sponsored by us as well as independent industry statistics available through various trade organizations and periodicals, internally generated market data and other sources.

Our principal executive offices are located at 701 East Joppa Road, Towson, Maryland 21286. Our telephone number is (410) 716-3900.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we plan to use the net proceeds from the sale of the debt securities for general corporate purposes, which may include refinancing of indebtedness, acquisitions, repurchases of common stock, working capital and capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the nine months ended October 1, 2006, and for each of the last five years ended December 31.

	Nine Months Ended October 1, 2006	Year Ended December 31,
		2005		2004	2003	2002	2001
Ratio of earnings to fixed charges	6.1	8.0	(1)	7.6	5.0	3.3	1.7

(1)	Our pre-tax earnings from continuing operations for the year ended December 31, 2005 benefited from a $55.0 million favorable settlement of environmental and product liability coverage litigation with an insurer.

The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings before fixed charges consist of earnings from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles, plus fixed charges. Fixed charges consist of interest expense (including amortization of debt expense and discount or premium relating to any indebtedness), preferred stock dividend requirements of consolidated subsidiaries, capitalized interest and that portion of rental expense representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

References to “we,” “our,” “us” and “Black & Decker” in this section, “Description of Debt Securities,” refer only to The Black & Decker Corporation and not to our subsidiaries.

We will issue the debt securities under an indenture between us and The Bank of New York, which we refer to as BNY in this prospectus, as Trustee. This Description of Debt Securities is intended to be a useful overview of the material provisions of the debt securities and the indenture. Because this Description of Debt Securities is only a summary, you should refer to the indenture for a complete description of our obligations and your rights. We filed a copy of the form of indenture with the SEC as an exhibit to the registration statement. The indenture is subject to and governed by the Trust Indenture Act of 1939.

We will describe the specific terms of any offering of debt securities in a prospectus supplement, which could modify the general terms found in this prospectus. Therefore, for a complete description of an offering of debt securities, you should read this prospectus and the prospectus supplement for the applicable offering of debt securities.

The indenture does not limit the amount of debt securities that may be issued and each series or offering of debt securities may differ as to its terms. The debt securities may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

It is anticipated that the debt securities will be “book-entry,” represented by a permanent global certificate registered in the name of The Depository Trust Company, which we refer to as DTC, or its nominee. We reserve the right, however, to issue the securities in certificate form registered in the name of the security holders.

Principal of and premium, if any, and interest on the debt securities will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which, unless otherwise provided in the applicable prospectus supplement, or otherwise changed pursuant to the terms of the indenture, will be the corporate trust office of BNY located at 101 Barclay Street, 8W, New York, New York 10286). Payment of principal of and premium, if any, and interest on debt securities in global form registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global certificate. If any of the debt securities are no longer represented by global certificates, payment of interest on the debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses.

A holder may transfer or exchange debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any debt securities selected for redemption, for a period of 15 days before a selection of debt securities to be redeemed or between a record date for the payment of interest on such debt security and the next succeeding interest payment date.

The registered holder of a debt security will be treated as the owner of it for all purposes.

Certain Covenants

Except as set forth below, we will not be restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving us that may adversely affect our creditworthiness.

Limitation on Liens

Subject to the following sentence as well as to the exceptions set forth below under the caption “Exempted Debt,” we will not, and will not permit any Subsidiary (defined below), directly or indirectly, as security for any Debt (defined below), to mortgage, pledge or create or permit to exist any lien on any shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property (defined below), whether such shares of stock, indebtedness or other obligations of a Subsidiary or on any Principal Property are owned at the date of the indenture or thereafter acquired, unless we secure or cause to be secured any outstanding debt securities of the applicable series issued under the indenture equally and ratably with all Debt secured by such mortgage, pledge or lien, so long as that Debt shall be so secured. This restriction will not apply to, among other things, certain mortgages, pledges or other liens on any shares of stock, indebtedness or other obligations of a Subsidiary or on any Principal Property:

•	existing at the time of the acquisition thereof (or within 120 days thereafter) or incurred to secure or provide for the payment or financing of any part of the purchase price thereof;

•	in favor of us or any Subsidiary;

•	securing Debt incurred to finance construction of or improvements to a Principal Property;

•	incurred in connection with the issuance by a state or political subdivision thereof of certain tax exempt securities; and

•	certain other mortgages, pledges and liens.

“Consolidated Net Tangible Assets” means total assets less (1) total current liabilities (excluding any Debt that, at the option of the applicable borrower, is renewable or extendable to a term exceeding 12 months and that is included in current liabilities and further excluding any deferred income taxes that are included in current liabilities) and (2) goodwill, patents, trademarks and other like intangibles, all as stated on our most recent quarter-end consolidated balance sheet preceding the date of determination.

“Debt” means any debt for borrowed money, capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case that would appear on our consolidated balance sheet as a liability.

“Principal Property” means land, land improvements, buildings and associated factory and laboratory equipment owned or leased under a capital lease and used by us or any Subsidiary primarily for manufacturing, assembling, processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located in the United States and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Tangible Assets as of the date of determination but shall not include any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by our board of directors not to be of material importance to the respective businesses conducted by us and our Subsidiaries taken as a whole, effective as of the date the board action is adopted.

“Subsidiary” means a corporation, limited liability company, or other business entity of which a majority of the voting power of equity interests entitled to vote in the election of directors, managers, or trustees is owned or controlled by us, us and one or more Subsidiaries, or one or more Subsidiaries.

Limitation on Sale-Leaseback Transactions

Subject to the following sentence as well as to the exceptions set forth below under the caption “Exempted Debt,” we will not, and will not permit any Subsidiary to, sell or transfer, directly or indirectly, except to us or a Subsidiary, a Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued. Notwithstanding the foregoing, we or any Subsidiary may sell a Principal Property and lease it back for a longer period:

•	if we or that Subsidiary would be entitled, under the provisions set forth above under the caption “Limitation on Liens,” to create a mortgage on the property to be leased securing Debt in an amount equal to the Attributable Debt in respect of the sale-leaseback transaction without equally and ratably securing the outstanding debt securities of the applicable series issued under the indenture; or

•	if we promptly inform the trustee in writing of such transaction, the net proceeds of such transaction are at least equal to the fair value (as determined by our board of directors) of such property, and we cause an amount equal to the net proceeds of the sale to be applied to the retirement of Funded Debt (including the debt securities issued under the indenture) having an outstanding principal amount equal to the net proceeds.

“Funded Debt” means all Debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

“Attributable Debt” for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles whether or not such obligation is required to be shown on the balance sheet as a long-term liability. The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property.

Exempted Debt

Notwithstanding the restrictions set forth above under the captions “Limitation on Liens” and “Limitation on Sale-Leaseback Transactions,” we or any Subsidiary may create or assume liens and renew, extend or replace such liens and may enter into sale and leaseback transactions, in each case in addition to those permitted under the captions “Limitation on Liens” and “Limitation on Sale-Leaseback Transactions,” provided that at the time of the creation, assumption, renewal, extension or replacement of such liens or the entering into of such sale-leaseback transactions, and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets.

“Exempted Debt” calculated with respect to any series of debt securities means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

•	Debt incurred after the date on which the debt securities of the applicable series are first issued and secured by liens created or assumed or permitted to exist under the exception to the limitations set forth above under the caption “Limitation on Liens,” and

•	Attributable Debt of us and our Subsidiaries in respect of all sale-leaseback transactions with regard to any Principal Property entered into under the exception to the sale-leaseback limitations set forth above under the caption “Limitation on Sale-Leaseback Transactions.”

Consolidation, Merger, Sale of Assets

We may not consolidate with or merge into, or transfer, directly or indirectly, all or substantially all of our assets to, another corporation or other entity unless:

•	the resulting, surviving or transferee corporation or other entity assumes by supplemental indenture all of our obligations under the indenture and the debt securities issued under the indenture;

•	immediately after giving effect to the transaction no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the consolidation, merger or transfer and the supplemental indenture comply with the terms of the indenture.

When a successor corporation or other entity assumes all of the obligations of its predecessor under the indenture, the predecessor will be released from its obligations in accordance with the terms of the indenture.

Events of Default

Unless otherwise provided in a prospectus supplement, the following events are “Events of Default” under the indenture regarding the debt securities of each series:

•	failure to pay interest on any debt securities of such series when due, continued for 30 days;

•	failure to pay principal of or premium, if any, on any debt securities of such series when due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

•	failure to comply for 30 days after notice with any of our other agreements contained in the indenture or in the debt securities;

•	(A) failure by us or any of our Subsidiaries to pay the principal of, premium, if any, interest or additional amounts, if any, on any Debt having, in the aggregate, a then outstanding principal amount in excess of $50,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of Debt in an aggregate principal amount in excess of $50,000,000, if that acceleration results from a default under the instrument giving rise to or securing such Debt; or

•	certain events of bankruptcy, insolvency or reorganization of us.

A default under the third bullet point of the preceding paragraph on outstanding debt securities of a particular series that continues, however, will not constitute an Event of Default until the trustee notifies us or the holders of at least 25% in principal amount of that series of outstanding debt securities notify us and the trustee, in writing, of the default and that default is not cured within the time specified in the third bullet point of the preceding paragraph after receipt by us of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs on outstanding debt securities of a particular series and is continuing, the trustee by notice to us or the holders of at least 25% in principal amount of that series of outstanding debt securities by written notice to us and the trustee, may, and the trustee at the written request of those holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that particular series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all series of outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of a particular series of outstanding debt securities may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to that series of debt securities and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense as provided below. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee written notice that an Event of Default with respect to a particular series of outstanding debt securities is continuing;

•	holders of at least 25% in principal amount of a series of outstanding debt securities have requested, in writing, the trustee to pursue the remedy;

•	such holders have offered the trustee security or indemnity reasonably satisfactory to it in its sole discretion against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	the holders of a majority in principal amount of the outstanding debt securities have not given the trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of a series of outstanding debt securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of any series or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to security or indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the particular series of debt securities that is in default notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any debt securities of a particular series, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Unless otherwise provided in a prospectus supplement, any Event of Default on a particular series of debt securities is not necessarily an Event of Default on another series of debt securities.

Amendments and Waivers

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the debt securities). The following changes, however, may not be made without the consent of each holder of the debt securities of the series so affected:

•	reductions in the amount of debt securities whose holders must consent to an amendment;

•	reductions in the stated rate of or an extension in the stated time for payment of interest on any debt securities of such series;

•	reductions in the principal of or a change in the stated maturity of any debt securities of such series;

•	reductions in the amount payable upon the redemption of any debt securities or a change in the time at which any debt securities of such series may be redeemed;

•	changes to the place or currency regarding payment of principal of any debt securities of such series;

•	impairment of the right of any holder of a debt security of such series to receive payment of principal of, premium, if any, and interest on such holder’s debt securities of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities of such series; or

•	changes in the amendment provisions that require consent of each holder of debt securities of such series or in the waiver provisions.

Subject to certain rights of the trustee as provided in the indenture, the holders of a majority in aggregate principal amount of the debt securities of any series, on behalf of all holders of debt securities of that series, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the debt securities of such series), except a default in the payment of principal, premium or interest or a default in respect of a provision under the indenture that cannot be modified or amended without the consent of each holder of the debt securities that are affected.

Without the consent of any holder, we and the trustee may amend the indenture or the debt securities of any series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor of our obligations under the indenture in accordance with the terms and provisions of the indenture;

•	add guarantees with respect to the debt securities of such series;

•	secure the debt securities of such series;

•	add to our covenants for the benefit of the holders of the debt securities of such series or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder of the debt securities of such series;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

•	to establish the form or terms of debt securities of any series as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series, and as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders of the debt securities of the applicable series a notice briefly describing such amendment. The failure to give such notice to all the holders of the debt securities of such series, or any defect therein, however, will not impair or affect the validity of the amendment.

Defeasance

We at any time may terminate all of our obligations under the indenture with respect to the debt securities of any series (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of a series of the debt securities and the rights, duties, and immunities of the trustee.

We at any time may terminate our obligations under the covenants described under “Certain Covenants” (other than under the caption “Consolidation, Merger and Sale of Assets”) and the operation of the clause in the fourth bullet point in the first paragraph under “Events of Default” above with respect to the debt securities of any series (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default specified in the third and fourth bullet points in the first paragraph under “Events of Default” above.

In order to exercise either defeasance option with respect to the debt securities of a particular series, we must irrevocably deposit in trust with the trustee money or non-callable U.S. Government Securities, as defined in the indenture, for the payment of principal, premium, if any, and interest on the debt securities of that series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service to such effect or other change in applicable federal income tax law.

Concerning the Trustee

BNY is the trustee under the indenture. We may, from time to time, have several series of debt securities outstanding under the indenture for which BNY will serve as trustee, and BNY may serve as trustee for other debt securities that we issue from time to time. BNY and its affiliates may also provide banking and other services to us in the ordinary course of their business.

Governing Law

The indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

This Book-Entry System section applies only to debt securities that are issued in book-entry only form.

Unless otherwise provided in a prospectus supplement, the debt securities will be issued in book-entry only form, in the form of one or more global certificates, each a global security. Global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. or another nominee of DTC. Except as set forth below, the global securities may be transferred only as a whole to DTC or another nominee of DTC. You may hold your beneficial interests in the global securities directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC.

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and holders of debt securities are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

We expect that pursuant to procedures established by DTC:

•	upon deposit of each global security, DTC will credit the accounts of participants in DTC with an interest in the global security; and

•	ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the global securities to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the global securities to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the global securities for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by a global certificate registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities; and

•	will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or the global certificate. We understand that under existing industry practice, if we request any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global certificate, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the debt securities.

Payments with respect to the principal of, and premium, if any, and interest (including additional interest, if any) on, any debt securities represented by a global certificate registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global certificate representing those debt securities under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners of the debt securities for the purpose of receiving payment on the debt securities and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines, Brussels time, of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

If:

•	DTC notifies us that it is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of debt securities of any series in definitive form under the indenture,

then, upon surrender by DTC of the global certificates, certificated securities will be issued to each person that DTC identifies as the beneficial owner of the debt securities of the applicable series represented by the global certificates. Upon the issuance of certificated securities, the trustee is required to register the certificated securities in the name of that person or persons, or their nominee, and cause the certificated securities to be delivered thereto.

Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related debt securities and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways: (a) to or through underwriters; (b) to or through dealers; (c) through agents; (d) directly to purchasers through a specific bidding, ordering or auction process or otherwise; (e) through any combination of these methods of sale; or (f) through any other methods described in a prospectus supplement. We will describe the specific terms of an offering in a prospectus supplement, including without limitation (a) the names of any underwriters, dealers or agents; (b) compensation to underwriters, dealers or agents (c) any discounts or concessions allowed or reallowed or paid to dealers; (d) our net proceeds; and (e) the purchase price of the debt securities.

The underwriters will acquire the debt securities for their own account. They may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. The underwriters will acquire the debt securities for their own account. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale. If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best-efforts basis to solicit purchasers for the period of their appointment.

Underwriters, dealers, and agents that participate in the distribution of the debt securities may be “underwriters” as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Some or all of the debt securities sold pursuant to this prospectus may be new issues of securities with no established trading market. If debt securities are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. We, therefore, cannot give any assurances concerning the liquidity of, or trading market for, any security offered pursuant to this prospectus.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we do not expect to list the debt securities on a securities exchange.

LEGAL MATTERS

Miles & Stockbridge P.C., Baltimore, Maryland, will issue an opinion concerning the validity of the debt securities. Any underwriters, dealers or agents will be advised by their own legal counsel concerning other issues relating to any offering.

EXPERTS

The consolidated financial statements and schedule of The Black & Decker Corporation for the year ended December 31, 2005, appearing in The Black & Decker Corporation’s Current Report on Form 8-K filed November 9, 2006, and The Black & Decker Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included in The Black & Decker Corporation’s Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DEBT SECURITIES

PROSPECTUS

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation) to be incurred by The Black & Decker Corporation in connection with the registration and sale of the securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$	*
Printing & Engraving fees and expenses		$27,400
Legal fees and expenses		$40,000
Accounting fees and expenses		$75,000
Trustee’s fees and expenses		$10,000
Rating agency fees		$250,500
Total		$402,900

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

Item 15. Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in respect of certain other actions not applicable to the corporation. The Charter of The Black & Decker Corporation (the “Corporation”) limits the liability of directors and officers to the fullest extent permitted by the MGCL.

The MGCL also authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the director or officer is adjudged to be liable to the corporation) in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The MGCL also provides that, unless limited by the corporation’s charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys’ fees) incurred in connection with the proceeding. The Corporation’s Charter does not limit the extent of this indemnity.

The Corporation’s Bylaws permit indemnification of directors and officers to the fullest extent permitted by the MGCL, and the Corporation’s directors and officers are covered by certain insurance policies maintained by the Corporation.

Item 16. Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Towson, State of Maryland, on November 13, 2006.

THE BLACK & DECKER CORPORATION

By:	/s/ CHARLES E. FENTON
Charles E. Fenton Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Principal Executive Officer /s/ NOLAN D. ARCHIBALD Nolan D. Archibald	Chairman, President and Chief Executive Officer	November 13, 2006

Principal Financial Officer /s/ MICHAEL D. MANGAN Michael D. Mangan	Senior Vice President and Chief Financial Officer	November 13, 2006

Principal Accounting Officer /s/ CHRISTINA M. MCMULLEN Christina M. McMullen	Vice President and Controller	November 13, 2006

This Registration Statement also has been signed by the following Directors, who constitute a majority of the Board of Directors:

Nolan D. Archibald*	Manuel A. Fernandez*
Norman R. Augustine*	Benjamin H. Griswold, IV*
Barbara L. Bowles*	Anthony Luiso*
George W. Buckley*	Robert L. Ryan*
M. Anthony Burns*	Mark H. Willes*
Kim B. Clark*

*By:	/s/ CHARLES E. FENTON	November 13, 2006
Charles E. Fenton Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement*

4.1	Form of Indenture between the Registrant and The Bank of New York, as Trustee

5.1	Opinion of Miles & Stockbridge P.C., counsel for the Registrant

12.1	Statement re: Computation of Ratios

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of the Registrant

23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney

25.1	Statement of Eligibility of Trustee under the Indenture on Form T-1

*	To be filed subsequently on Form 8-K or by post-effective amendment.